Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-138225) pertaining to the GateHouse Media, Inc. Omnibus Stock Incentive Plan, of our report dated March 1, 2011, with respect to the consolidated financial statements and schedule of GateHouse Media, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Rochester, New York

March 1, 2011